Exhibit 21

SUBSIDIARIES

All of the following subsidiaries are either directly or indirectly owned by The TJX Companies, Inc.

Operating Subsidiaries	State or Jurisdiction of Incorporation or Organization	Name Under Which Does Business (if Different)
T.J. Maxx of CA, LLC	Virginia
T.J. Maxx of IL, LLC	Virginia
TJX Digital, Inc.	Delaware	T.J. Maxx
Arizona Merchants Inc.	Arizona
NBC Charlotte Merchants, Inc.	North Carolina
NBC Distributors Inc.	Massachusetts
NBC Manteca Merchants, Inc.	California
NBC Merchants, Inc.	Indiana
NBC Nevada Merchants, Inc.	Nevada
NBC Philadelphia Merchants, Inc.	Pennsylvania
NBC Pittston Merchants, Inc.	Pennsylvania
TJX Digital Memphis Merchants, LLC	Delaware
Marshalls of Beacon, VA, Inc.	Virginia
Marshalls of CA, LLC	Virginia
Marshalls of Elizabeth, NJ, Inc.	New Jersey
Marshalls of Glen Burnie, MD, Inc.	Maryland
Marshalls of IL, LLC	Virginia
Marshalls of MA, Inc.	Massachusetts
Marshalls of Matteson, IL, Inc.	Illinois
Marshalls of Richfield, MN, Inc.	Minnesota
Newton Buying Company of CA, Inc.	Virginia	Marshalls
Marshalls Atlanta Merchants, Inc.	Georgia
Marshalls Bridgewater Merchants, Inc.	Virginia
Marshalls of Nevada, Inc.	Nevada
Marshalls Woburn Merchants, Inc.	Massachusetts
Marmaxx Operating Corp.	Virginia	T.J.Maxx, Marshalls
HomeGoods, Inc.	Delaware	HomeGoods, HomeSense
H.G. AZ Merchants, Inc.	Arizona
H.G. Conn. Merchants, Inc.	Connecticut
H.G. Georgia Merchants, Inc.	Georgia
H.G. Indiana Distributors, Inc.	Indiana
HomeGoods Georgia, LLC	Georgia
HomeGoods Imports Corp.	Delaware
Sierra Trading Post, Inc.	Wyoming
Derailed, LLC	Wyoming
STP Retail, LLC	Wyoming
STP Technology Systems, LLC	Wyoming
Concord Buying Group, Inc.	New Hampshire	A.J. Wright
NBC Apparel, Inc.	Delaware
NBC Apparel, LLC	Delaware

Operating Subsidiaries	State or Jurisdiction of Incorporation or Organization	Name Under Which Does Business (if Different)
NBC Attire Inc.	Massachusetts
NBC GP, LLC	Delaware
NBC Holding, Inc.	Delaware
NBC Manager, LLC	Delaware
NBC Operating, LP	Delaware
NBC Trading, Inc.	Delaware
NBC Trust	Massachusetts
Newton Buying Corp.	Delaware
Newton Buying Imports, Inc.	Delaware
Strathmex Corp.	Delaware
TJX Incentive Sales, Inc.	Virginia
Wagon Wheel Realty, LLC	Delaware
TJX Australia Holding Company Pty Ltd.	Australia
TJX Australia Merchants Pty Limited	Australia
TJX Australia Pty Limited	Australia	T.K. Maxx
TJX Austria Holding GmbH	Austria
TJX Oesterreich Ltd. & Co. KG	Austria	T.K. Maxx
NBC Atlantic Holding Limited	Bermuda
NBC Atlantic Limited	Bermuda
WMI-1 Holding Company	Nova Scotia, Canada
WMI-99 Holding Company	Nova Scotia, Canada
Winners Merchants International, L.P.	Ontario, Canada	Winners, HomeSense & Marshalls
T.K. Maxx Holding GmbH	Germany
T.K. Maxx Management GmbH	Germany
TJX Deutschland Ltd & Co. KG	Germany	T.K. Maxx
TJX Distribution Ltd. & Co. KG	Germany
NBC Hong Kong Merchants Limited	Hong Kong
NBC Fashion India Private Limited	India
TJX Ireland Unlimited Company	Ireland	T.K. Maxx, HomeSense
Jusy Meazza Buying Company S.r.L.	Italy
TJX Nederland B.V.	Netherlands	T.K. Maxx
TJX European Distribution Sp. Z o.o	Poland
TJX Poland Sp. Z o.o	Poland	T.K. Maxx
New York Department Stores de Puerto Rico, Inc.	Puerto Rico	T.J. Maxx, Marshalls & HomeGoods
NBC Europe Limited	United Kingdom
TJX Europe Buying Ltd	United Kingdom
TJX Europe Buying Group Limited	United Kingdom
TJX Europe Buying (Deutschland) Ltd	United Kingdom

Operating Subsidiaries	State or Jurisdiction of Incorporation or Organization	Name Under Which Does Business (if Different)
TJX Europe Buying (Polska) Ltd	United Kingdom
TJX Europe Limited	United Kingdom
TJX Germany Ltd.	United Kingdom
TJX UK	United Kingdom	T.K. Maxx, HomeSense
TJX UK Property Limited	United Kingdom
TK Maxx	United Kingdom
TJX Vietnam Company Limited	Vietnam

Leasing Subsidiaries
AJW South Bend Realty Corp.	Indiana
H.G. Brownsburg Realty Corp.	Indiana
H.G. Conn. Realty Corp.	Delaware
NBC Fifth Realty Corp.	Illinois
NBC First Realty Corp.	Indiana
NBC Fourth Realty Corp.	Nevada
NBC Second Realty Corp.	Massachusetts
NBC Seventh Realty Corp.	Pennsylvania
NBC Sixth Realty Corp.	North Carolina